Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-72898 on Form S-8 of our report dated June 27, 2007, appearing in this Annual Report on Form 11-K of the Cinergy Corp. Non-Union Employees’ 401(k) Plan for the year ended December 31, 2006.

Cincinnati, Ohio
/S/ DELOITTE & TOUCHE LLP

June 27, 2007